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                                                                    EXHIBIT 10.4

                          SALES AND PURCHASE AGREEMENT

State of Texas
County of Harris

Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc." whose address is 21123 Hardy Road, Houston, Texas, 77073, entered into a Gas Processing Agreement with Upper Cumberland Natural Gas Company, Inc. on November 19, 1999, attached hereto and made part of this agreement. A subsequent Agreement titled "Amendment to Gas Processing Agreement" was entered into on April 27, 2000, attached hereto and made part of this Agreement.

This letter conveys 100% of the interest, participation, responsibilities, obligations and all other matters, including, but not limited to the terms and conditions addressed in the "Gas Processing Agreement" dated November 19, 1999, and the "Amendment to Gas Processing Agreement" dated April 27, 2000, from Ernie
F. Gouge, DBA "Westfield Oil and Gas, Inc." to Alan Hansen whose address is 1605 15th Street, Huntsville, Texas 77340, hereinafter referred to as "Hansen".

This transfer of interest shall be provided in consideration of a payment of $150,000.00 (one hundred and fifty thousand dollars). It is agreed and understood by the parties, that Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc.", will deliver, convey, and transfer said interest free and clear of any debt related to the installation and start up costs, or operations of said plant, and there will be no outstanding invoices at the time of executing this agreement.

A down payment of $40,000.00 dated May 20, 2000, is hereby paid to Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc." and the acceptance of this promissory note in the amount of $117,500.00 due and payable on June 6, 2000, attached hereto, does hereby transfer said interest to Alan L. Hansen as of this date. In the event "Hansen" fails to pay the balance of said promissory note, all interests shall revert to Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc."

At a review of all paid and unpaid invoices will presented by Ernie F. Gouge, EBA "Westfield Oil and Gas. Inc.," and any unpaid invoices shall be paid by Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc." and evidence of payment provided to "Hansen" on or before the "DUE DATE" of the promissory note JUNE 6, 2000. In the event invoices are presented for payment after the JUNE 6, 2000, date for any of the construction, installation, or other services, materials, or labor which is charged to Ernie F. Gouge DBA "Westfield Oil and Gas, Inc.," said invoices shall be reviewed by the parties to determine liability.

Inasmuch as Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc." contracted with The Hanover Company, and entered into equipment rentals on the above mentioned NGL plant and related equipment, located in Livingston, Tennessee, is agreed and understood these rental/lease contracts will be assigned to Alan Hansen or his assignees. The contracts include the following equipment and the following obligations (see Attached EXHIBIT "C", attached hereto and made part of this Agreement.

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In the event The Hanover Company refuses to permit Alan Hansen to assume the rentals/lease contracts with The Hansen Company, Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc." hereby agrees to remain as the responsible party regarding these rental/leases and will subordinate the rental/lease responsibility for Alan Hansen.

In this event, Alan Hansen will pay these rentals directly to The Hanover Company and will provide evidence of payment to Ernie F. Gouge, DBA "Westfield Oil and Gas, Inc." for each payment made.

This agreement is entered into this 20th day of May 2000.

Agreed and Understood


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         Ernie F. Gouge                             Westfield Oil and Gas, Inc.
                                                    Ernie F. Gouge


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         Alan Hansen

                                 ACKNOWLEDGEMENT

STATE OF TEXAS
COUNTY OF HARRIS

Before me the undersigned authority, on this day personally appeared the parties Alan L. Hansen, and Ernie F. Gouge known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that he executed for the purposes and consideration therein expressed.
Given under my hand and seal of the office this 24th day of May, 2000.


-----------------------------------------            Seal
         Signature